# National Penn / TF Financial Combination


NPBC (111 branches)
THRD (18 branches)

## Enhanced Franchise Value

| *($mm)* | NPBC | THRD | Combined[2] |
|---|---|---|---|
| Assets | $8,557 | $846 | $9,403 |
| Gross Loans | 5,378 | 609 | 5,987 |
| Deposits | 6,139 | 692 | 6,832 |
| Equity | 1,082 | 97 | 1,179 |
| Branches | 111 | 18 | 129 |

| ($000s) | NPBC - Current | | | | THRD - Current | | | | Combined Institution | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Market | Branches | Total Deposits[1] | Market Share | Rank | Branches | Total Deposits[1] | Market Share | Rank | Branches | Total Deposits[1] | Market Share | Rank |
| Bucks County, PA | 10 | $424,149 | 2.65% | 13 | 5 | $244,491 | 1.53% | 16 | 15 | $668,640 | 4.18% | 7 |
| Philadelphia County, PA | 4 | 111,906 | 0.25% | 25 | 6 | 239,964 | 0.53% | 16 | 10 | 351,870 | 0.78% | 15 |
| Burlington, Mercer and Ocean Counties, NJ | – | – | – | NA | 7 | 224,345 | 0.58% | 24 | 7 | 224,345 | 0.58% | 24 |
| *Total* | *14* | | | | *18* | | | | *32* | *$1,244,855* | | |

1) Deposit data as of June 30, 2013.
2) Non-GAAP; not reflective of purchase accounting.
Note: Financial data as of March 31, 2014 unless otherwise indicated. Branch count as of June 3, 2014. Source: SNL Financial; FDIC.